Exhibit 10.3

Amendment No. 2 to

Employment Agreement

August 1, 2012

Mr. Kenneth W. Lowe

1036 Craigland Court

Knoxville, TN 37919

Re:	Amendment to Employment Agreement

Dear Ken:

This Amendment No. 2 (this “Amendment”) to your Employment Agreement with Scripps Networks Interactive, Inc. (the “Company”), dated as of March 29, 2010, as amended as of October 6, 2010 (the “Employment Agreement”), amends the Employment Agreement as expressly stated herein.

1.	Defined Terms. The capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

2.	Term. The first sentence of Section 1 of the Employment Agreement is amended by deleting “June 30, 2013” and replacing it with “December 31, 2015”.

3.	Termination. The last subsection of Section 10(d) of the Employment Agreement shall be renumbered from “(v)” to “(vi)”.

4.	Severance Contingent on Release, Waiver and Non-Compete Agreement.

(a)	The first sentence of Section 11 of the Employment Agreement is deleted in its entirety and replaced with the following:

“If, pursuant to paragraph 1, the Company gives proper notice that it does not intend to employ you beyond the expiration of the Term, and your employment hereunder ends as a result, if you execute and do not later revoke or materially violate the Release, Waiver and Non-Compete Agreement in a form materially similar to the document attached hereto as Exhibit A, you will be entitled to the benefits described in paragraphs 10(d)(iv), (v) and (vi).”

(b)	The last sentence of Section 11 is deleted in its entirety.

5.	No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Employment Agreement are and will remain in full force and effect and shall be binding on the parties thereto. References in the Employment Agreement or in any other document to the Employment Agreement shall refer to the Employment Agreement, as amended hereby.

6.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

7.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

If the foregoing correctly sets forth our understanding, please sign, date and return all three copies of this Amendment to the undersigned for execution on behalf of the Company; after this Agreement has been executed by the Company and a fully-executed copy returned to you, it shall constitute a binding agreement between us.

Sincerely yours,

/s/ A.B. Cruz III
A.B. Cruz III

ACCEPTED AND AGREED:

/s/ Kenneth W. Lowe
Kenneth W. Lowe

Dated: August 1, 2012